UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CARRIER GLOBAL CORPORATION

(Exact Name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	83-4051582 (I.R.S. Employer Identification No.)

13995 Pasteur Boulevard Palm Beach Gardens, Florida (Address of principal executive offices)	33418 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
4.375% Notes due 2025	New York Stock Exchange
4.125% Notes due 2028	New York Stock Exchange
4.500% Notes due 2032	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-276527

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are (i) 4.375% Notes due 2025, (ii) 4.125% Notes due 2028 and (iii) 4.500% Notes due 2032 (collectively, the “Notes”) of Carrier Global Corporation, a Delaware corporation (“Carrier” or the “Registrant”). Descriptions of the general terms and provisions of the Notes are set forth under the caption “Description of the Exchange Notes” in the prospectus dated January 23, 2024, included in the Registrant’s registration statement on Form S-4 (File No. 333-276527) that was filed with the Securities and Exchange Commission on January 16, 2024 and became effective on January 23, 2024, and are incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits are incorporated herein by reference:

Exhibit Number	Description
4.1	Indenture, dated November 29, 2023, between Carrier Global Corporation and Deutsche Bank Trust Company (incorporated by reference to Exhibit 4.1 of Carrier Global Corporation’s Current Report on Form 8-K filed with the SEC on November 30, 2023)
4.2	Supplemental Indenture No. 1, dated November 29, 2023, between Carrier Global Corporation and Deutsche Bank Trust Company (incorporated by reference to Exhibit 4.2 of Carrier Global Corporation’s Current Report on Form 8-K filed with the SEC on November 30, 2023)
4.3	Form of Carrier Global Corporation’s 4.375% Notes due 2025, 4.125% Notes due 2028 and 4.500% Notes due 2032 (included as Annex 1 to Exhibit 4.2)

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CARRIER GLOBAL CORPORATION

Date: February 23, 2024	By:	/s/ Kevin O’ Connor
	Name:	Kevin O’ Connor
	Title:	Senior Vice President, Chief Financial Officer

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